Exhibit 99.1

News Release

Contact:    Paul DeSantis
Investor Relations
(216) 682-7003

OMNOVA Reports Diluted Earnings per Share increased 80% in 2017 Third Quarter

BEACHWOOD, OHIO, September 28, 2017 -
Third Quarter 2017 Highlights

•
Diluted Earnings per Share of $0.18 compared to $0.10 in last year’s third quarter. Adjusted Diluted Earnings per Share increased 79% to $0.25, compared to $0.14 last year driven by margin expansion and growth in the specialties.

•
Specialty Solutions sales in the quarter grew 7.5% compared to the prior year, with adjusted segment operating margins of 16.4%, while Performance Materials increased sales by 2.3%, excluding China Coated Fabrics, with adjusted segment operating margins of 9.7%. Overall adjusted segment operating margins reached 13.5% compared to 11.0% last year.

•	Net Debt to Adjusted EBITDA decreased to 3.3x from 3.7x at the end of this year’s second quarter.

•	Completed sale of the unprofitable China Coated Fabrics business during the quarter as anticipated.

OMNOVA Solutions Inc. (NYSE: OMN) today announced earnings per diluted share of $0.18 for the third quarter ended August 31, 2017, compared to earnings of $0.10 per share in last year’s comparable quarter. Adjusted Diluted Earnings Per Share was $0.25 for the third quarter of 2017, compared with $0.14 last year. In the third quarter of 2017, the Company recorded charges of $1.8 million, primarily related to the sale of the Company’s unprofitable China Coated Fabrics business (CCF), and a restructuring associated with implementation of a consolidated “One OMNOVA” organizational structure, compared to charges of $2.5 million in last year’s third quarter primarily related to debt refinancing.

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“During the quarter, we continued to make progress on our key strategic initiatives. I am particularly pleased with the margin expansion during the quarter as we recaptured the entirety of our pricing and margin shortfalls from the styrene and butadiene cost increases earlier in the fiscal year. We also saw volume growth in our specialty segment despite a strong quarter for Oil and Gas in last year’s third quarter related to initial orders for a new customer,” said Anne Noonan, OMNOVA’s President and Chief Executive Officer. “The strongest volume growth in the quarter was in our Laminates & Films business, where we saw broad strength especially in two of our key markets: kitchen & bath and recreational vehicles. We also had good growth in nonwovens resulting from our initiatives to expand into filtration and building materials along with sales increases in hygiene from a new product introduced earlier in the year,” Noonan continued. “Strong growth in innovative specialty products has driven our vitality index (sales from new products introduced over the last five years as a percentage of total sales), to approximately 25% at the end of the quarter, up from 20% at the end of last year’s third quarter. Operating profit margins on the new product portfolio were up 140 basis points from last year as well.”
“Our thoughts go out to all of those impacted by Hurricanes Harvey and Irma. Our Houston Oil & Gas operations were directly affected, but we were spared from the worst of the physical damages. Unfortunately, the storm has caused disruption to the broader chemical industry and significantly affected the oil and gas markets we serve, resulting in reduced fourth quarter 2017 sales for our Oil & Gas chemicals. In addition, raw material and freight costs have sharply increased and become much more volatile. Longer term, we do not expect the hurricane issues to unfavorably impact the business as we are beginning to see momentum resulting from our focus on specialty segments such as the CASE (Coatings, Adhesives, Sealants, Elastomers) space, nonwovens, laminates and flooring,” continued Noonan. “Additionally, at the end of the third quarter, we experienced start-up issues with recently installed equipment at our Ningbo, China antioxidant plant, which should be resolved during the fourth quarter. Between the hurricane effect and lost sales and higher costs related to these start-up issues, we are expecting a $2-4 million operating profit impact in the fourth quarter,” Noonan concluded.
Consolidated Results for the Third Quarter of Fiscal 2017
Net sales for the third quarter were $200.9 million, up 2.7% from last year’s $195.6 million. CCF, which was sold at the end of July 2017, accounted for $0.9 million of sales in this year’s third quarter and $5.0 million in last year’s comparable quarter. Excluding the effect of CCF, sales increased 5.2%. Sales in Specialty Solutions increased 7.5% to $115.1 million, while sales in Performance Materials increased 2.3%, excluding the effect of CCF. Volume declined $9.5 million, or 4.9%, primarily related to continued soft market conditions in paper, antioxidants start-up issues, and a strong comparable quarter for Oil & Gas last year related to initial orders for a new key customer. The volume decline was partially offset by improved overall volumes in Laminates & Films, nonwovens and carpet. Pricing improved by $17.7

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million, or 9.0%, reflecting index pricing adjustments and the results of the Company’s non-indexed price increase initiatives. Currency translation was favorable by $1.0 million.
Gross profit in the third quarter of 2017 was $57.8 million, or 28.8% of net sales, compared to $52.1 million, or 26.6% of net sales last year. The increases from the comparable quarter last year were the result of increased pricing, primarily in performance materials and improved mix from specialty products, offsetting higher raw material costs earlier in the year.
SG&A in the third quarter was $28.9 million, down from $29.3 million in the same quarter last year, primarily reflecting the sale of CCF, which accounted for a decline of $0.8 million, and the “One OMNOVA” cost reduction initiatives partially offset by inflation and investments in specialty markets.
Interest expense of $5.5 million reflected lower interest rates resulting from the third quarter 2016 refinancing; a year-over-year improvement of $0.4 million.
Income tax expense was $6.1 million in the third quarter of 2017, compared to $1.9 million last year. The increase in third quarter tax expense compared to 2016, primarily relates to increased pre-tax earnings of approximately $7.4 million during the third quarter of 2017.  The Company's effective tax rate was 43.6% for the third quarter of 2017, compared to 28.8% for the third quarter of 2016.  The increase in the rate is primarily due to CCF losses in which no tax benefit was allowed in the third quarter of 2017, compared to 2016 where tax benefits were realized. U.S. cash tax payments were minimal as the Company has approximately $98.9 million of U.S. federal net operating loss carryforwards and $108.7 million of state and local tax net operating loss carryforwards. In addition, during the third quarter of 2017, the Company incurred $8.6 million of U.S. federal capital losses as a result of the sale of CCF. The Company does not anticipate utilizing these capital losses in the foreseeable future; however, they would be available in the event a future capital gain arises.
Cash provided by operations in the third quarter of 2017 was $19.9 million, compared to $21.6 million last year. Increased accounts receivable was the largest driver of the decline. Working capital improved by 3.1 days at quarter-end to 55.9 days, compared with 59 days last year. Trailing twelve month adjusted EBITDA increased to $86.8 million from $83.4 million in the comparable period. Adjusted net leverage declined to 3.3x adjusted EBITDA as compared to 3.5x last year (see Tables E and F), reflecting the increased earnings and cash generation.
Specialty Solutions Segment Results
Net sales for the Specialty Solutions segment during the third quarter of 2017 increased $8.0 million, or 7.5%, to $115.1 million, compared with $107.1 million last year. The improvement was driven by volume increases of $1.1 million, or 1%, and pricing and mix increases of $6.2 million, or 5.8%. Foreign currency translation had a favorable effect of $0.6 million. Volumes were strong in Laminates &

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Films and Nonwovens, but Oil & Gas was down as compared to particularly strong sales in the third quarter last year from a new customer’s initial sales orders.
Segment Operating Profit and Adjusted Segment Operating Profit was $18.9 million, or 16.4% of net sales, compared to $16.9 million or $15.8% of net sales last year. (See Tables A and B.) Increased pricing, favorable mix and cost controls drove the increase in operating profit.
Performance Materials Segment Results
Net sales for the Performance Materials segment during the third quarter of 2017 was $85.8 million compared to $88.5 million last year. CCF accounted for $0.9 million of sales in the third quarter of 2017 before it was sold and $5.0 million in last year’s comparable quarter. Excluding the impact of CCF, sales increased 2.3%. The improvement was driven by pricing increases of $11.3 million, or 12.8%, partially offset by volume declines of $10.6 million, or 12.0%. Foreign currency translation had a favorable effect of $0.4 million. Growth in carpet partially offset declines in paper and antioxidants.
Performance Materials’ segment operating profit for the quarter was $8.3 million, compared with an operating profit of $4.3 million last year. Adjusted Segment Operating Profit was $8.3 million or 9.7% of net sales, compared to $4.7 million, or 5.3% of net sales, last year. (See Tables A and B.) As expected, favorable pricing, including the catch up from the second quarter of 2017, and lower SG&A spending, more than offset lower volume and higher raw material cost.
Outlook
During the fourth quarter, the Company expects to incur a $2-4 million operating profit reduction related to Hurricane Harvey and the antioxidant plant start-up issues discussed above. The Company continues to expect margin expansion from its various strategic initiatives and remains on track to deliver Adjusted Diluted Earnings per Share growth in fiscal 2017.
Earnings Conference Call - OMNOVA Solutions has scheduled its Earnings Conference Call for Thursday, September 28th, 2017, at 11:00 a.m. ET. The live audio event will be hosted by OMNOVA Solutions’ President and Chief Executive Officer, Anne Noonan. The call is anticipated to be approximately one hour in length and may be accessed by the public from the investor relations section of the Company’s website (www.omnova.com). Webcast attendees will be in a listen-only mode. Following the live webcast, OMNOVA will archive the call on its website until noon ET, October 19, 2017. A telephone replay also will be available beginning at 1:00 p.m. ET on September 28, 2017, and ending at 11:59 p.m. ET on October 19, 2017. To listen to the telephone replay, callers should dial: (USA) 800-475-6701, access code 429712 or (International) 320-365-3844, access code 429712.

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Non-GAAP and Other Financial Matters

This Earnings Release includes Adjusted Segment Operating Profit, Adjusted Income, Adjusted Diluted Earnings Per Share, Adjusted EBIT, Net Debt and Adjusted EBITDA which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measures in assessing the performance of the business segments and in making decisions regarding the allocation of resources to the business segments. Management also believes that the adjusted information is useful for providing investors with an understanding of the Company’s business and operating performance. Management excludes the items shown in the tables below because Management does not consider them to be reflective of normal operations. These adjusted financial measurements are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to Segment Operating Profit, Net Income, Diluted Earnings Per Share or other measures of financial performance determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Presented on Tables E and F is the Company's Net Leverage Ratio calculation (Net Debt / Adjusted EBITDA). Presented on Table G is the Company's Adjusted Return on Invested Capital calculation (Adjusted Net Operating Profit After Tax / Total Debt and Equity). The tables below provide the reconciliation of these financial measures to the comparable GAAP financial measures.

Reconciliation of Reported Segment Net Sales and Operating Profit to Net Sales and Net Income

	Three Months Ended		Nine Months Ended
	August 31		August 31
(In millions)	2017	2016	2017	2016
Net Sales
Specialty Solutions	$115.1	$107.1	$330.3	$302.9
Performance Materials	85.8	88.5	266.5	270.0
Total Net Sales	$200.9	$195.6	$596.8	$572.9
Segment Operating Profit
Specialty Solutions	$18.9	$16.9	$45.6	$47.6
Performance Materials	8.3	4.3	5.8	8.6
Interest expense	(5.5)	(5.9)	(16.0)	(17.4)
Corporate expense	(7.5)	(6.6)	(23.1)	(20.9)
Operational improvement costs	—	—	—	.4
Acquisition and integration costs	(.2)	(.4)	(.2)	(.4)
Debt issuance costs write-off	—	(1.7)	—	(1.7)
Income (Loss) Before Income Taxes	14.0	6.6	12.1	16.2
Income tax expense	6.1	1.9	7.0	5.4
Net Income (Loss)	$7.9	$4.7	$5.1	$10.8
Depreciation and amortization	$7.1	$6.8	$20.7	$23.5
Capital expenditures	$7.1	$5.8	$17.0	$16.5

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended August 31, 2017
					Table A

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$115.1	$85.8	$200.9	$—	$200.9

Segment Operating Profit / Corporate Expense	$18.9	$8.3	$27.2	$(7.7)	$19.5
Interest expense	—	—	—	(5.5)	(5.5)
Income (Loss) Before Income Taxes	$18.9	$8.3	$27.2	$(13.2)	$14.0
Management Excluded Items
Restructuring and severance	—	.3	.3	—	.3
Asset impairment, facility closure costs and other	—	(.6)	(.6)	1.2	.6
Environmental costs	—	.3	.3	—	.3
Pension curtailment	—	—	—	.4	.4
Acquisition and integration related expense	—	—	—	.2	.2
Subtotal for management excluded Items	—	—	—	1.8	1.8
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$18.9	$8.3	$27.2	$(11.4)	$15.8
Tax expense (30% rate)*					(4.7)
Adjusted Income					$11.1
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.25

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	16.4%	9.7%	13.5%
Segment / Corporate Capital Expenditures	$3.3	$3.7	$7.0	$.1	$7.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$18.9	$8.3	$27.2	$(11.4)	$15.8
Unallocated corporate interest expense	—	—	—	5.5	5.5
Segment / Consolidated Adjusted EBIT	18.9	8.3	27.2	(5.9)	21.3
Depreciation and amortization	3.7	2.7	6.4	.7	7.1
Segment / Consolidated Adjusted EBITDA	$22.6	$11.0	$33.6	$(5.2)	$28.4

Adjusted EBITDA as a % of sales	19.6%	12.8%	16.7%		14.1%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended August 31, 2016
					Table B

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$107.1	$88.5	$195.6	$—	$195.6

Segment Operating Profit / Corporate Expense	$16.9	$4.3	$21.2	$(8.7)	$12.5
Interest expense	—	—	—	(5.9)	(5.9)
Income (Loss) Before Income Taxes	$16.9	$4.3	$21.2	$(14.6)	$6.6
Management Excluded Items
Restructuring and severance	.1	.3	.4	—	.4
Acquisition and integration related expense	—	—	—	.4	.4
Deferred financing fees written-off	—	—	—	1.7	1.7
Asset impairment, facility closure costs and other	.2	.7	.9	.1	1.0
Vacation policy change	(.3)	(.6)	(.9)	(.1)	(1.0)
Subtotal for management excluded Items	—	.4	.4	2.1	2.5
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$16.9	$4.7	$21.6	$(12.5)	$9.1
Tax expense (30% rate)*					(2.7)
Adjusted Income					$6.4
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.14

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	15.8%	5.3%	11.0%
Segment / Corporate Capital Expenditures	$2.9	$2.4	$5.3	$.5	$5.8

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$16.9	$4.7	$21.6	$(12.5)	$9.1
Unallocated corporate interest expense	—	—	—	5.9	5.9
Segment / Consolidated Adjusted EBIT	16.9	4.7	21.6	(6.6)	15.0
Depreciation and amortization	3.4	3.3	6.7	.1	6.8
Segment / Consolidated Adjusted EBITDA	$20.3	$8.0	$28.3	$(6.5)	$21.8

Adjusted EBITDA as a % of sales	19.0%	9.0%	14.5%		11.1%

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OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Nine Months Ended August 31, 2017
					Table C

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$330.3	$266.5	$596.8	$—	$596.8

Segment Operating Profit / Corporate Expense	$45.6	$5.8	$51.4	$(23.3)	$28.1
Interest expense	—	—	—	(16.0)	(16.0)
Income (Loss) Before Income Taxes	$45.6	$5.8	$51.4	$(39.3)	$12.1
Management Excluded Items
Restructuring and severance	.6	1.7	2.3	2.6	4.9
Asset impairment, facility closure costs and other	—	12.3	12.3	1.4	13.7
Environmental costs	—	(2.2)	(2.2)	—	(2.2)
Pension curtailment	—	—	—	.4	.4
Acquisition and integration related expense	—	—	—	.2	.2
Subtotal for management excluded items	.6	11.8	12.4	4.6	17.0
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$46.2	$17.6	$63.8	$(34.7)	$29.1
Tax expense (30% rate)*					(8.7)
Adjusted Income					$20.4
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.46

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	14.0%	6.6%	10.7%
Segment / Corporate Capital Expenditures	$8.5	$7.9	$16.4	$.6	$17.0

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$46.2	$17.6	$63.8	$(34.7)	$29.1
Unallocated corporate interest expense	—	—	—	16.0	16.0
Segment / Consolidated Adjusted EBIT	46.2	17.6	63.8	(18.7)	45.1
Depreciation and amortization	10.7	8.5	19.2	1.5	20.7
Segment / Consolidated Adjusted EBITDA	$56.9	$26.1	$83.0	$(17.2)	$65.8

Adjusted EBITDA as a % of sales	17.2%	9.8%	13.9%		11.0%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Nine Months Ended August 31, 2016
					Table D

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$302.9	$270.0	$572.9	$—	$572.9

Segment Operating Profit / Corporate Expense	$47.6	$8.6	$56.2	$(22.6)	$33.6
Interest expense	—	—	—	(17.4)	(17.4)
Income (Loss) Before Income Taxes	47.6	8.6	56.2	(40.0)	16.2
Management Excluded Items
Restructuring and severance	.2	2.8	3.0	.1	3.1
Accelerated depreciation on production transfer	—	3.0	3.0	—	3.0
Operational improvements costs	—	(.4)	(.4)	—	(.4)
Asset impairment, facility closure costs and other	.8	.2	1.0	.1	1.1
Deferred financing fees written-off	—	—	—	1.7	1.7
Corporate headquarters relocation costs	—	—	—	(.2)	(.2)
Acquisition and integration related expense	—	1.1	1.1	.4	1.5
Vacation policy change	(1.0)	(1.4)	(2.4)	(.5)	(2.9)
Subtotal for management excluded items	—	5.3	5.3	1.6	6.9
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$47.6	$13.9	$61.5	$(38.4)	$23.1
Tax expense (30% rate)*					(6.9)
Adjusted Income					$16.2
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.36

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted Segment Operating Profit As A % Of Sales	15.7%	5.1%	10.7%
Segment / Corporate Capital Expenditures	$7.8	$7.0	$14.8	$1.7	$16.5

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$47.6	$13.9	$61.5	$(38.4)	$23.1
Unallocated corporate interest expense	—	—	—	17.4	17.4
Segment / Consolidated Adjusted EBIT	47.6	13.9	61.5	(21.0)	40.5
Depreciation and amortization excluding accelerated depreciation	9.8	9.9	19.7	.8	20.5
Segment / Consolidated Adjusted EBITDA	$57.4	$23.8	$81.2	$(20.2)	$61.0

Adjusted EBITDA as a % of sales	18.9%	8.8%	14.2%		10.6%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended August 31, 2017
					Table E
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$431.7	$352.1	$783.8	$—	$783.8

Segment Operating Profit / Corporate Expense	$52.4	$11.1	$63.5	$(34.4)	$29.1
Interest expense	—	—	—	(23.3)	(23.3)
Income (Loss) Before Income Taxes	$52.4	$11.1	$63.5	$(57.7)	$5.8
Management Excluded Items
Restructuring and severance	.6	2.2	2.8	7.4	10.2
Asset impairment, facility closure costs and other	6.1	12.4	18.5	1.3	19.8
Environmental costs	—	(1.9)	(1.9)	—	(1.9)
Deferred financing fees written-off	—	—	—	3.2	3.2
Pension curtailment	—	—	—	.4	.4
Acquisition and integration related expense	—	—	—	.7	.7
Vacation policy change	(.3)	(.1)	(.4)	(.1)	(.5)
Subtotal for management excluded items	6.4	12.6	19.0	12.9	31.9
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$58.8	$23.7	$82.5	$(44.8)	$37.7
Tax expense (30% rate)*					(11.3)
Adjusted Income					$26.4
Adjusted Diluted Earnings Per Share From Adjusted Income					$0.59

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted Segment Operating Profit As A % Of Sales	13.6%	6.7%	10.5%
Segment / Corporate Capital Expenditures	$12.6	$12.8	$25.4	$.7	$26.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$58.8	$23.7	$82.5	$(44.8)	$37.7
Unallocated corporate interest (excluding debt premium)	—	—	—	21.3	21.3
Segment / Consolidated Adjusted EBIT	58.8	23.7	82.5	(23.5)	59.0
Depreciation and amortization excluding accelerated depreciation	14.2	11.8	26.0	1.8	27.8
Segment / Consolidated Adjusted EBITDA	$73.0	$35.5	$108.5	$(21.7)	$86.8

Adjusted EBITDA as a % of sales	16.9%	10.1%	13.8%		11.1%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $8.5M.)					$362.9
Less cash and restricted cash					(74.6)
Net Debt (Debt less Cash and Restricted Cash)					$288.3

Net Leverage Ratio**					3.3 x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended August 31, 2016
					Table F
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$403.0	$369.9	$772.9	$—	$772.9

Segment Operating Profit / Corporate Expense	$61.4	$(12.0)	$49.4	$(28.2)	$21.2
Interest expense	—	—	—	(25.2)	$(25.2)
Income (Loss) Before Income Taxes	$61.4	$(12.0)	49.4	$(53.4)	$(4.0)
Management Excluded Items
Restructuring and severance	.2	4.4	4.6	.1	4.7
Accelerated depreciation on production transfer	—	5.9	5.9	—	5.9
Operational improvements costs	1.3	(.8)	.5	—	.5
Asset impairment, facility closure costs and other	.2	19.5	19.7	.1	19.8
Environmental costs	.1	2.8	2.9	—	2.9
Deferred financing fees written-off	—	—	—	2.3	2.3
Corporate headquarters relocation costs	—	—	—	(.2)	(.2)
Other financing costs	—	—	—	1.0	1.0
Acquisition and integration related expense	—	1.1	1.1	.4	1.5
Vacation policy change	(1.0)	(1.4)	(2.4)	(.5)	(2.9)
Subtotal for management excluded items	.8	31.5	32.3	3.2	35.5
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$62.2	$19.5	81.7	$(50.2)	$31.5
Tax expense (30% rate)*					(9.5)
Adjusted Income					$22.0
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.50

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted Segment Operating Profit As A % Of Sales	15.4%	5.3%	10.6%
Segment / Corporate Capital Expenditures	$11.6	$10.9	$22.5	$2.7	$25.2

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$62.2	$19.5	$81.7	$(50.2)	$31.5
Unallocated corporate interest expense	—	—	—	24.2	24.2
Segment / Consolidated Adjusted EBIT	62.2	19.5	81.7	(26.0)	55.7
Depreciation and amortization excluding accelerated depreciation	12.2	14.5	26.7	1.0	27.7
Segment / Consolidated Adjusted EBITDA	$74.4	$34.0	$108.4	$(25.0)	$83.4

Adjusted EBITDA as a % of sales	18.5%	9.2%	14.0%		10.8%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $10.6M. )					$516.9
Less cash and restricted cash					(226.2)
Net Debt (Debt less Cash and Restricted Cash)					$290.7

Net Leverage Ratio**					3.5 x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
August 31, 2017
			Table G
Adjusted Return on Invested Capital
(In millions)	Trailing Twelve Months Ended	Twelve Months Ended
	August 31,	November 30,
Adjusted Net Operating Profit After Tax	2017	2016	2015
Adjusted income from continuing operations	$26.4	$22.2	$16.5
Interest add back excluding debt premium	21.3	22.7	27.3
Tax effect of interest add back*	(6.4)	(6.8)	(8.2)
Total Adjusted Net Operating Profit After Tax	$41.3	$38.1	$35.6

Debt and Equity
Short-term debt	$4.2	$4.2	$2.5
Senior notes	—	—	150.0
Long-term debt	350.3	352.5	199.6
Total shareholders' equity	126.0	109.8	109.1
Total Debt and Equity	$480.5	$466.5	$461.2

Adjusted Return on Invested Capital	8.6%	8.2%	7.7%

*Tax rate is based on the Company's estimated normalized annual effective tax rate of 30%.

Notice on Forward-Looking Statements
This press release includes descriptions of OMNOVA’s current business, operations, assets and other matters affecting the Company, as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect Management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.
All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations or assets, as well as the Company's results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s current business, operations and assets and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statements speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.
The Company's actual results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: (1) the Company's exposure to general economic, business, and industry conditions; (2) the risk of doing business in foreign countries and markets; (3) changes in raw material prices and availability; (4) the highly competitive markets the Company serves; (5) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (6) extensive and increasing United States and international governmental regulation, including environmental, health and safety regulations; (7) the Company's failure to protect its intellectual property or defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) the Company's inability to achieve, or achieve in a timely manner, the objectives and benefits of cost reduction initiatives; (12) the Company's ability to develop and commercialize new products at competitive prices; (13) the concentration of certain of OMNOVA's businesses and market segments among several large customers; (14) the creditworthiness of the Company's customers; (15) the failure of a joint venture partner to meet its commitments; (16) the Company's ability to identify and complete strategic transactions; (17) the Company’s ability to successfully integrate acquired companies; (18) unanticipated capital expenditures; (19) risks associated with the use, production, storage, and transportation of chemicals; (20) information system failures and breaches in security; (21) continued increases in healthcare costs; (22) the Company's ability to retain or attract key employees; (23) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (24) the Company's contribution obligations under its U.S. pension plan; (25) the Company's reliance on foreign financial institutions to hold some of its funds; (26) the effect of goodwill impairment charges; (27) the volatility in the market price of the Company’s common shares; (28) the Company's substantial debt position; (29) the decision

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to incur additional debt; (30) the operational and financial restrictions contained in the Company's indenture; (31) a default under the Company's term loan or revolving credit facility; (32) the Company's ability to generate sufficient cash to service its outstanding debt; and (33) the Company's subsidiaries ability to provide cash in order to pay debt.
OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2016 Form 10-K and subsequent filings, which are available online at www.omnova.com and www.sec.gov.

OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the last twelve months ended August 31, 2017 were approximately $784 million. The Company has a global workforce of approximately 1,800. Visit OMNOVA Solutions on the internet at www.omnova.com.

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OMNOVA SOLUTIONS INC.
Consolidated Statements of Operations
(In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 31		August 31
	2017	2016	2017	2016
Net sales	$200.9	$195.6	$596.8	$572.9
Cost of goods sold (exclusive of depreciation)	143.1	143.5	441.9	418.1
Gross profit	57.8	52.1	154.9	154.8

Selling, general and administrative	28.9	29.3	88.2	91.0
Depreciation and amortization	7.1	6.8	20.7	23.5
Asset impairments	.4	—	13.3	.4
Loss on asset sales	—	—	—	.1
Restructuring and severance	.4	1.3	5.1	4.9
Interest expense	5.5	5.9	16.0	17.4
Debt issuance costs write-off	—	1.7	—	1.7
Acquisition and integration related expense	.2	.4	.2	.4
Other income (loss), net	1.3	.1	(.7)	(.8)
Total other costs and expenses	43.8	45.5	142.8	138.6

Income before income taxes	14.0	6.6	12.1	16.2
Income tax expense	6.1	1.9	7.0	5.4
Net income	$7.9	$4.7	$5.1	$10.8

Income per share - basic	$.18	$.11	$.12	$.25
Income per share - diluted	$.18	$.10	$.11	$.24

Weighted average shares outstanding - basic	44.4	44.1	44.3	44.0
Weighted average shares outstanding - diluted	44.7	44.7	44.7	44.4

OMNOVA SOLUTIONS INC.
Consolidated Balance Sheets
(In Millions, Except Per Share Data)

	August 31,	November 30,
	2017	2016
	(Unaudited)	(Audited)
ASSETS:
Current Assets
Cash and cash equivalents	$74.6	$72.0
Accounts receivable, net	105.8	87.2
Inventories, net	77.2	74.0
Prepaid expenses and other	16.2	18.1
Assets held for sale - current	—	25.7
Total Current Assets	273.8	277.0

Property, plant and equipment, net	206.7	202.7
Trademarks and other intangible assets, net	56.9	56.7
Goodwill	85.9	80.2
Deferred income taxes	62.5	66.7
Other assets	5.1	4.0
Total Assets	$690.9	$687.3

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Amounts due banks	$4.2	$4.2
Accounts payable	77.8	68.7
Accrued payroll and personal property taxes	24.2	23.4
Employee benefit obligations	3.0	4.5
Accrued interest	.1	—
Other current liabilities	5.8	7.4
Liabilities held for sale - current	—	5.2
Total Current Liabilities	115.1	113.4

Long-term debt	350.3	352.5
Postretirement benefits other than pensions	6.0	6.3
Pension liabilities	74.9	82.3
Deferred income taxes	11.4	11.4
Other liabilities	7.2	11.6
Total Liabilities	564.9	577.5

Shareholders’ Equity
Common stock - $0.10 par value; 135 million shares authorized, 48.3 million shares issued, 44.8 million and 45.1 million outstanding as of August 31, 2017 and November 30, 2016, respectively	4.8	4.8
Additional contributed capital	343.0	341.0
Retained deficit	(66.3)	(74.4)
Treasury stock at cost; 3.4 million and 3.2 million shares at August 31, 2017 and November 30, 2016, respectively	(25.4)	(23.2)
Accumulated other comprehensive loss	(130.1)	(138.4)
Total Shareholders’ Equity	126.0	109.8
Total Liabilities and Shareholders’ Equity	$690.9	$687.3

OMNOVA SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 31,		August 31,
	2017	2016	2017	2016
Operating Activities
Net income	$7.9	$4.7	$5.1	$10.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of long-lived assets	12.9	.4	12.9	.4
Depreciation and amortization	7.1	6.8	20.7	23.5
Impairment of long-lived assets	(12.9)	(.4)	—	—
Amortization and debt issuance costs write-off	.4	2.2	1.1	3.1
Non-cash stock compensation expense	.6	.6	1.6	1.8
Provision for obsolete inventories	—	(.4)	.3	—
Other	(.3)	—	(.4)	(.7)
Changes in operating assets and liabilities:
Accounts receivable	8.0	3.5	(18.7)	0.6
Inventories	.3	3.3	(1.0)	2.4
Other current assets	3.1	6.6	9.8	(1.8)
Current liabilities	(7.4)	4.8	(.9)	11.0
Other non-current assets	5.5	(4.8)	7.3	(7.1)
Other non-current liabilities	1.7	.1	(2.3)	3.2
Contributions to defined benefit plan	(7.0)	(5.8)	(7.3)	(6.2)
Net Cash Provided by Operating Activities	19.9	21.6	28.2	41.0
Investing Activities
Capital expenditures	(7.1)	(5.8)	(17.0)	(16.5)
Proceeds from notes receivable	—	—	3.8	—
Proceeds from sale of businesses	—	(5.3)	—	—
Acquisition and disposals of businesses	(4.8)	5.3	(7.3)	5.3
Other	—	—	—	.1
Net Cash Used In Investing Activities	(11.9)	(5.8)	(20.5)	(11.1)
Financing Activities
Proceeds from borrowings	—	346.5	—	346.5
Repayment of debt obligations	(1.2)	(188.7)	(3.3)	(190.0)
Payments for debt refinancing	—	(4.2)	—	(4.2)
Restricted cash	—	(155.9)	—	(155.9)
Withholding taxes on share-based compensation	(.4)	(.5)	(2.2)	(.5)
Net Cash Used In Financing Activities	(1.6)	(2.8)	(5.5)	(4.1)
Effect of exchange rate changes on cash and cash equivalents	(.4)	(3.3)	.4	(.4)
Net Increase (Decrease) In Cash And Cash Equivalents	6.0	9.7	2.6	25.4
Cash and cash equivalents at beginning of period	68.6	60.6	72.0	44.9
Cash And Cash Equivalents At End Of Period	$74.6	$70.3	$74.6	$70.3